Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2020

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Earnings Summary
Interest income - taxable equivalent	$1,091	$1,111	$1,163	$1,191	$1,184
Interest expense - taxable equivalent	151	180	213	235	223
Net interest income - taxable equivalent	940	931	950	956	961
Less: Taxable-equivalent adjustment	12	13	13	14	13
Net interest income	928	918	937	942	948
Provision for credit losses (1)	373	96	108	92	91
Net interest income after provision for credit losses (1)	555	822	829	850	857
Non-interest income	485	562	558	494	502
Non-interest expense	836	897	871	861	860
Income before income taxes	204	487	516	483	499
Income tax expense	42	98	107	93	105
Net income	$162	$389	$409	$390	$394
Net income available to common shareholders	$139	$366	$385	$374	$378

Earnings per common share - basic	0.15	0.38	0.39	0.37	0.37
Earnings per common share - diluted	0.14	0.38	0.39	0.37	0.37

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$88,098	$82,963	$82,786	$83,553	$84,430
Allowance for loan losses	(1,560)	(869)	(869)	(853)	(853)
Allowance for credit losses	(1,665)	(914)	(917)	(903)	(903)
Assets	133,542	126,240	128,147	127,518	128,802
Deposits	100,030	97,475	94,305	94,971	95,720
Long-term borrowings - Federal Home Loan Bank advances	4,651	2,501	3,001	3,102	6,902
Long-term borrowings - Other	5,454	5,378	6,127	6,111	6,055
Shareholders' equity	17,332	16,295	16,581	16,608	15,512
Average balances
Loans, net of unearned income	$83,249	$82,392	$82,986	$83,905	$83,725
Assets	124,771	124,138	124,663	126,115	125,543
Deposits	95,672	94,512	94,056	94,918	94,170
Long-term borrowings - Federal Home Loan Bank advances	3,003	2,659	3,222	4,787	5,876
Long-term borrowings - Other	5,399	5,942	6,118	6,068	5,877
Shareholders' equity	16,460	16,564	16,621	15,927	15,192
_______
(1) Upon adoption of the Current Expected Credit Losses (CECL) accounting guidance on January 1, 2020, the provision for credit losses is the sum of the provision for loan losses and the provision for unfunded credit commitments. Prior to the adoption of CECL, the provision for unfunded commitments was included in other non-interest expense.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Return on average assets* (1)	0.52%	1.24%	1.30%	1.24%	1.27%
Return on average common shareholders' equity*	3.69%	9.51%	9.98%	10.16%	10.66%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	5.43%	13.95%	14.62%	15.11%	16.09%
Efficiency ratio	58.6%	60.1%	57.7%	59.4%	58.8%
Adjusted efficiency ratio (non-GAAP) (2)	57.9%	58.1%	57.4%	58.3%	58.3%
Common book value per share	$16.73	$15.65	$15.83	$15.24	$14.50
Tangible common book value per share (non-GAAP) (2)	$11.67	$10.58	$10.79	$10.42	$9.72
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	8.68%	8.34%	8.44%	8.53%	7.95%
Basel III common equity (3)	$10,294	$10,228	$10,121	$10,484	$10,443
Total risk-weighted assets (3)	$109,081	$105,705	$105,652	$106,185	$106,443
Basel III common equity Tier 1 ratio (3)	9.4%	9.7%	9.6%	9.9%	9.8%
Tier 1 capital ratio (3)	10.6%	10.9%	10.8%	11.1%	10.6%
Total risk-based capital ratio (3)	12.5%	12.7%	12.6%	12.9%	12.4%
Leverage ratio (3)	9.6%	9.6%	9.5%	9.7%	9.3%
Effective tax rate	20.6%	20.3%	20.6%	19.4%	21.0%
Allowance for loan losses as a percentage of loans, net of unearned income	1.77%	1.05%	1.05%	1.02%	1.01%
Allowance for loan losses to non-performing loans, excluding loans held for sale	244%	171%	188%	160%	163%
Allowance for credit losses as a percentage of loans, net of unearned income	1.89%	1.10%	1.11%	1.08%	1.07%
Allowance for credit losses to non-performing loans, excluding loans held for sale	261%	180%	198%	169%	173%
Net interest margin (FTE)*	3.44%	3.39%	3.44%	3.45%	3.51%
Loans, net of unearned income, to total deposits	88.1%	85.1%	87.8%	88.0%	88.2%
Net charge-offs as a percentage of average loans*	0.59%	0.46%	0.44%	0.44%	0.38%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.72%	0.61%	0.56%	0.64%	0.62%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.79%	0.70%	0.65%	0.72%	0.71%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (4)	0.96%	0.89%	0.82%	0.89%	0.88%
Associate headcount—full-time equivalent from continuing operations	19,743	19,564	19,549	19,765	20,056
ATMs	2,042	2,028	1,993	2,021	1,985
Branch Statistics
Full service	1,374	1,374	1,370	1,402	1,399
Drive-through/transaction service only	53	54	55	58	57
Total branch outlets	1,427	1,428	1,425	1,460	1,456

*Annualized

(1)	Calculated by dividing income from continuing operations by consolidated average assets.

(2)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 6, 9,10, 16, 18 and 20.

(3)	Current quarter Basel III common equity as well as Total risk-weighted assets, Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Interest income on:
Loans, including fees	$903	$923	$970	$992	$981
Debt securities—taxable	158	155	160	163	165
Loans held for sale	5	5	5	4	3
Other earning assets	13	15	15	18	22
Total interest income	1,079	1,098	1,150	1,177	1,171
Interest expense on:
Deposits	84	98	116	125	108
Short-term borrowings	8	12	14	14	13
Long-term borrowings	59	70	83	96	102
Total interest expense	151	180	213	235	223
Net interest income	928	918	937	942	948
Provision for credit losses (1)	373	96	108	92	91
Net interest income after provision for credit losses (1)	555	822	829	850	857
Non-interest income:
Service charges on deposit accounts	178	187	186	181	175
Card and ATM fees	105	112	114	120	109
Wealth management income	84	84	83	79	76
Capital markets income	9	61	36	39	42
Mortgage income	68	49	56	31	27
Securities gains (losses), net	—	(2)	—	(19)	(7)
Other	41	71	83	63	80
Total non-interest income	485	562	558	494	502
Non-interest expense:
Salaries and employee benefits	467	488	481	469	478
Net occupancy expense	79	79	80	80	82
Furniture and equipment expense	83	82	83	84	76
Other	207	248	227	228	224
Total non-interest expense	836	897	871	861	860
Income before income taxes	204	487	516	483	499
Income tax expense	42	98	107	93	105
Net income	$162	$389	$409	$390	$394
Net income available to common shareholders	$139	$366	$385	$374	$378
Weighted-average shares outstanding—during quarter:
Basic	957	963	988	1,010	1,019
Diluted	961	968	991	1,012	1,028
Actual shares outstanding—end of quarter	957	957	964	1,004	1,013
Earnings per common share: (2)
Basic	$0.15	$0.38	$0.39	$0.37	$0.37
Diluted	$0.14	$0.38	$0.39	$0.37	$0.37
Taxable-equivalent net interest income	$940	$931	$950	$956	$961
________
(1) Upon adoption of CECL on January 1, 2020, the provision for credit losses is the sum of the provision for loan losses and the provision for unfunded credit commitments. Prior to the adoption of CECL, the provision for unfunded commitments was included in other non-interest expense.
(2) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	3/31/2020			12/31/2019
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Debt securities—taxable (1)	$23,766	$158	2.66%	$23,830	$155	2.61%
Loans held for sale	514	5	3.72	540	5	3.58
Loans, net of unearned income:
Commercial and industrial	40,519	405	4.00	39,743	416	4.14
Commercial real estate mortgage—owner-occupied	5,509	63	4.51	5,489	63	4.47
Commercial real estate construction—owner-occupied	323	4	4.62	357	4	4.59
Commercial investor real estate mortgage	4,975	46	3.69	4,841	49	3.97
Commercial investor real estate construction	1,673	19	4.40	1,544	19	4.80
Residential first mortgage	14,469	140	3.86	14,416	141	3.92
Home equity	8,275	89	4.31	8,478	95	4.46
Indirect—vehicles	1,679	14	3.26	1,948	16	3.29
Indirect—other consumer	3,263	71	8.74	3,005	67	8.93
Consumer credit card	1,348	41	12.26	1,337	42	12.35
Other consumer	1,216	23	7.95	1,234	24	7.96
Total loans, net of unearned income	83,249	915	4.40	82,392	936	4.51
Other earning assets	2,302	13	2.37	2,210	15	2.63
Total earning assets	109,831	1,091	3.97	108,972	1,111	4.05
Unrealized gains/(losses) on debt securities available for sale, net (1)	510			296
Allowance for loan losses	(1,315)			(872)
Cash and due from banks	1,915			1,939
Other non-earning assets	13,830			13,803
	$124,771			$124,138
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$8,822	4	0.17	$8,616	3	0.14
Interest-bearing checking	19,273	22	0.47	18,668	26	0.57
Money market	25,151	28	0.46	25,289	36	0.56
Time deposits	7,302	26	1.44	7,543	32	1.60
Other deposits	919	4	1.57	298	1	1.69
Total interest-bearing deposits (2)	61,467	84	0.55	60,414	98	0.64
Federal funds purchased and securities sold under agreements to repurchase	151	1	1.39	110	1	1.58
Other short-term borrowings	1,644	7	1.69	2,164	11	2.08
Long-term borrowings	8,402	59	2.81	8,601	70	3.23
Total interest-bearing liabilities	71,664	151	0.85	71,289	180	1.00
Non-interest-bearing deposits (2)	34,205	—	—	34,098	—	—
Total funding sources	105,869	151	0.57	105,387	180	0.67
Net interest spread (1)			3.12			3.05
Other liabilities	2,442			2,187
Shareholders’ equity	16,460			16,564
Noncontrolling interest	—			—
	$124,771			$124,138
Net interest income /margin FTE basis (1)		$940	3.44%		$931	3.39%
_______
(1) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.

(2)
Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.35% and 0.41% for the quarters ended March 31, 2020 and December 31, 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	09/30/2019			6/30/2019			3/31/2019
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Debt securities—taxable (1)	$23,909	$160	2.67%	$24,675	$163	2.65%	$24,695	$165	2.67%
Loans held for sale	557	5	3.73	398	4	4.14	302	3	3.63
Loans, net of unearned income:
Commercial and industrial	40,200	441	4.34	40,707	457	4.49	39,999	445	4.49
Commercial real estate mortgage—owner-occupied	5,481	66	4.74	5,448	64	4.65	5,560	65	4.65
Commercial real estate construction—owner-occupied	390	5	4.63	447	5	4.81	409	5	4.72
Commercial investor real estate mortgage	4,859	54	4.35	4,699	54	4.53	4,729	54	4.58
Commercial investor real estate construction	1,529	21	5.25	1,797	25	5.44	1,821	25	5.60
Residential first mortgage	14,298	142	3.99	14,150	142	4.01	14,203	144	4.04
Home equity	8,683	104	4.79	8,910	109	4.89	9,135	111	4.89
Indirect—vehicles	2,247	19	3.30	2,578	23	3.58	2,924	24	3.38
Indirect—other consumer	2,750	63	9.16	2,662	60	9.04	2,429	54	8.85
Consumer credit card	1,310	43	13.11	1,286	42	13.09	1,304	43	13.41
Other consumer	1,239	25	8.02	1,221	25	8.02	1,212	24	8.12
Total loans, net of unearned income	82,986	983	4.70	83,905	1,006	4.79	83,725	994	4.78
Other earning assets	2,087	15	2.82	2,299	18	3.07	2,213	22	4.16
Total earning assets	109,539	1,163	4.21	111,277	1,191	4.27	110,935	1,184	4.29
Unrealized losses on debt securities available for sale, net (1)	251			(136)			(444)
Allowance for loan losses	(857)			(857)			(843)
Cash and due from banks	1,891			1,857			1,893
Other non-earning assets	13,839			13,974			14,002
	$124,663			$126,115			$125,543
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$8,607	4	0.16	$8,806	3	0.16	$8,852	4	0.17
Interest-bearing checking	18,257	33	0.71	18,869	33	0.71	19,309	33	0.69
Money market	24,904	42	0.68	24,350	49	0.79	23,989	40	0.68
Time deposits	7,712	31	1.67	7,800	33	1.69	7,471	27	1.49
Other deposits	977	6	2.25	1,210	7	2.36	653	4	2.33
Total interest-bearing deposits (2)	60,457	116	0.77	61,035	125	0.82	60,274	108	0.73
Federal funds purchased and securities sold under agreements to repurchase	208	1	2.28	244	1	2.41	343	2	2.41
Other short-term borrowings	2,187	13	2.31	1,965	13	2.54	1,735	11	2.55
Long-term borrowings	9,340	83	3.47	10,855	96	3.52	11,753	102	3.47
Total interest-bearing liabilities	72,192	213	1.17	74,099	235	1.27	74,105	223	1.22
Non-interest-bearing deposits (2)	33,599	—	—	33,883	—	—	33,896	—	—
Total funding sources	105,791	213	0.80	107,982	235	0.87	108,001	223	0.83
Net interest spread (1)			3.04			3.00			3.07
Other liabilities	2,251			2,195			2,350
Shareholders’ equity	16,621			15,927			15,192
Noncontrolling interest	—			11			—
	$124,663			$126,115			$125,543
Net interest income/margin FTE basis (1)		$950	3.44%		$956	3.45%		$961	3.51%
_______
(1) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(2) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.49% for the quarter ended September 30, 2019, 0.53% for the quarter ended June 30, 2019 and 0.46% for the quarter ended March 31, 2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders.

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Net income available to common shareholders (GAAP)	$139	$366	$385	$374	$378	$(227)	(62.0)%	$(239)	(63.2)%
Preferred dividends (GAAP)	23	23	24	16	16	—	—%	7	43.8%
Income tax expense (GAAP)	42	98	107	93	105	(56)	(57.1)%	(63)	(60.0)%
Income before income taxes (GAAP)	204	487	516	483	499	(283)	(58.1)%	(295)	(59.1)%
Provision for credit losses (GAAP) (1)	373	96	108	92	91	277	288.5%	282	309.9%
Pre-tax pre-provision income (non-GAAP)	577	583	624	575	590	(6)	(1.0)%	(13)	(2.2)%
Other adjustments:
Gain on sale of affordable housing residential mortgage loans (2)	—	—	—	—	(8)	—	NM	8	100.0%
Securities (gains) losses, net	—	2	—	19	7	(2)	(100.0)%	(7)	(100.0)%
Leveraged lease termination gains	(2)	—	(1)	—	—	(2)	NM	(2)	NM
Salaries and employee benefits—severance charges	1	—	1	2	2	1	NM	(1)	(50.0)%
Branch consolidation, property and equipment charges	11	12	5	2	6	(1)	(8.3)%	5	83.3%
Loss on early extinguishment of debt	—	16	—	—	—	(16)	(100.0)%	—	NM
Total other adjustments	10	30	5	23	7	(20)	(66.7)%	3	42.9%
Adjusted pre-tax pre-provision income (non-GAAP)	$587	$613	$629	$598	$597	$(26)	(4.2)%	$(10)	(1.7)%

______
NM - Not Meaningful
(1) Upon adoption of CECL on January 1, 2020, the provision for credit losses is the sum of the provision for loan losses and the provision for unfunded credit commitments. Prior to the adoption, the provision for unfunded commitments was included in other non-interest expense.
(2) The gain on sale of affordable housing residential mortgage loans in the first quarter of 2019 was the result of the sale of approximately $167 million of loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Service charges on deposit accounts	$178	$187	$186	$181	$175	$(9)	(4.8)%	$3	1.7%
Card and ATM fees	105	112	114	120	109	(7)	(6.3)%	(4)	(3.7)%
Wealth management income	84	84	83	79	76	—	—%	8	10.5%
Capital markets income (1)	9	61	36	39	42	(52)	(85.2)%	(33)	(78.6)%
Mortgage income	68	49	56	31	27	19	38.8%	41	151.9%
Commercial credit fee income	18	18	19	18	18	—	—%	—	—%
Bank-owned life insurance	17	18	18	19	23	(1)	(5.6)%	(6)	(26.1)%
Securities gains (losses), net	—	(2)	—	(19)	(7)	2	100.0%	7	100.0%
Market value adjustments on employee benefit assets - defined benefit (2)	—	—	—	—	5	—	NM	(5)	(100.0)%
Market value adjustments on employee benefit assets - other (3)	(25)	7	7	(2)	(1)	(32)	NM	(24)	NM
Other	31	28	39	28	35	3	10.7%	(4)	(11.4)%
Total non-interest income	$485	$562	$558	$494	$502	$(77)	(13.7)%	$(17)	(3.4)%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Production and sales	$48	$30	$31	$26	$19	$18	60.0%	$29	152.6%
Loan servicing	25	25	25	26	26	—	—%	(1)	(3.8)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(83)	40	(31)	(43)	(28)	(123)	(307.5)%	(55)	NM
MSRs hedge gain (loss)	97	(33)	46	36	21	130	393.9%	76	NM
MSRs change due to payment decay (4)	(19)	(13)	(15)	(14)	(11)	(6)	46.2%	(8)	72.7%
MSR and related hedge impact (4)	(5)	(6)	—	(21)	(18)	1	16.7%	13	72.2%
Total mortgage income	$68	$49	$56	$31	$27	$19	38.8%	$41	151.9%

Mortgage production - purchased	$894	$1,014	$1,139	$1,149	$712	$(120)	(11.8)%	$182	25.6%
Mortgage production - refinanced	576	639	578	312	209	(63)	(9.9)%	367	175.6%
Total mortgage production (5)	$1,470	$1,653	$1,717	$1,461	$921	$(183)	(11.1)%	$549	59.6%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Investment management and trust fee income	$62	$64	$63	$59	$57	$(2)	(3.1)%	$5	8.8%
Investment services fee income	22	20	20	20	19	2	10.0%	3	15.8%
Total wealth management income (6)	$84	$84	$83	$79	$76	$—	—%	$8	10.5%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Capital markets income	$9	$61	$36	$39	$42	$(52)	(85.2)%	$(33)	(78.6)%
Less: Valuation adjustments on customer derivatives (7)	(34)	5	(6)	(7)	(2)	(39)	NM	(32)	NM
Capital markets income excluding valuation adjustments	$43	$56	$42	$46	$44	$(13)	(23.2)%	$(1)	(2.3)%
_________
NM - Not Meaningful

(1)
Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.

(2)
During the second quarter of 2019, the Company reallocated these employee benefit assets from primarily equity securities to fixed income investments. Market valuation adjustments for fixed income investments are recorded in other comprehensive income, and as such these adjustments have not impacted non-interest income since the first quarter of 2019.

(3)	These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.

(4)
In the first quarter of 2020, Regions revised its MSR decay methodology from a passage of time approach to a discounted net cash flow approach. The change in methodology results in shifts between decay and hedge impacts, but does not impact the overall valuation.

(5)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(6)
Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.

(7)
For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Salaries and employee benefits	$467	$488	$481	$469	$478	$(21)	(4.3)%	$(11)	(2.3)%
Net occupancy expense	79	79	80	80	82	—	—%	(3)	(3.7)%
Furniture and equipment expense	83	82	83	84	76	1	1.2%	7	9.2%
Outside services	45	44	48	52	45	1	2.3%	—	—%
Professional, legal and regulatory expenses	18	28	21	26	20	(10)	(35.7)%	(2)	(10.0)%
Marketing	24	28	23	23	23	(4)	(14.3)%	1	4.3%
FDIC insurance assessments	11	11	12	12	13	—	—%	(2)	(15.4)%
Credit/checkcard expenses	13	15	19	18	16	(2)	(13.3)%	(3)	(18.8)%
Branch consolidation, property and equipment charges	11	12	5	2	6	(1)	(8.3)%	5	83.3%
Visa class B shares expense	4	2	5	3	4	2	100.0%	—	—%
Provision (credit) for unfunded credit losses (1)	—	(3)	(2)	—	(1)	3	100.0%	1	100.0%
Loss on early extinguishment of debt	—	16	—	—	—	(16)	(100.0)%	—	NM
Other	81	95	96	92	98	(14)	(14.7)%	(17)	(17.3)%
Total non-interest expense	$836	$897	$871	$861	$860	$(61)	(6.8)%	$(24)	(2.8)%
_________
NM - Not Meaningful
(1) Upon adoption of CECL on January 1, 2020, the provision for credit losses presented within net interest income after provision for credit losses is the sum of the provision for loan losses and the provision for unfunded credit commitments. Prior to the adoption of CECL, the provision for unfunded commitments was included in other non-interest expense.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Adjusted Operating Leverage Ratios
The table below and on the following page present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page also presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		Quarter Ended
($ amounts in millions)		3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Non-interest expense (GAAP)	A	$836	$897	$871	$861	$860	$(61)	(6.8)%	$(24)	(2.8)%
Adjustments:
Branch consolidation, property and equipment charges		(11)	(12)	(5)	(2)	(6)	1	(8.3)%	(5)	83.3%
Salary and employee benefits—severance charges		(1)	—	(1)	(2)	(2)	(1)	NM	1	(50.0)%
Loss on early extinguishment of debt		—	(16)	—	—	—	16	(100.0)	—	NM
Adjusted non-interest expense (non-GAAP)	B	$824	$869	$865	$857	$852	$(45)	(5.2)%	$(28)	(3.3)%
Net interest income (GAAP)	C	$928	$918	$937	$942	$948	$10	1.1%	$(20)	(2.1)%
Taxable-equivalent adjustment		12	13	13	14	13	(1)	(7.7)%	(1)	(7.7)%
Net interest income, taxable-equivalent basis	D	$940	$931	$950	$956	$961	$9	1.0%	$(21)	(2.2)%
Non-interest income (GAAP)	E	485	562	558	494	502	(77)	(13.7)	(17)	(3.4)
Adjustments:
Securities (gains) losses, net		—	2	—	19	7	(2)	(100.0)%	(7)	(100.0)%
Leveraged lease termination gains		(2)	—	(1)	—	—	(2)	NM	(2)	NM
Gain on sale of affordable housing residential mortgage loans (1)		—	—	—	—	(8)	—	NM	8	(100.0)%
Adjusted non-interest income (non-GAAP)	F	$483	$564	$557	$513	$501	$(81)	(14.4)%	$(18)	(3.6)%
Total revenue	C+E=G	$1,413	$1,480	$1,495	$1,436	$1,450	$(67)	(4.5)%	$(37)	(2.6)%
Adjusted total revenue (non-GAAP)	C+F=H	$1,411	$1,482	$1,494	$1,455	$1,449	$(71)	(4.8)%	$(38)	(2.6)%
Total revenue, taxable-equivalent basis	D+E=I	$1,425	$1,493	$1,508	$1,450	$1,463	$(68)	(4.6)%	$(38)	(2.6)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,423	$1,495	$1,507	$1,469	$1,462	$(72)	(4.8)%	$(39)	(2.7)%
Operating leverage ratio (GAAP)	I-A									0.2%
Adjusted operating leverage ratio (non-GAAP)	J-B									0.6%
Efficiency ratio (GAAP)	A/I	58.6%	60.1%	57.7%	59.4%	58.8%
Adjusted efficiency ratio (non-GAAP)	B/J	57.9%	58.1%	57.4%	58.3%	58.3%
Fee income ratio (GAAP)	E/I	34.0%	37.6%	37.0%	34.1%	34.3%
Adjusted fee income ratio (non-GAAP)	F/J	34.0%	37.7%	37.0%	35.0%	34.3%
________
NM - Not Meaningful
(1)     See page 6 for more information regarding this adjustment.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Reconciliation to GAAP Financial Measure

Return Ratio

The table below provides a calculation of “return on average tangible common shareholders’ equity”. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	A	$139	$366	$385	$374	$378
Average shareholders' equity (GAAP)		$16,460	$16,564	$16,621	$15,927	$15,192
Less:
Average intangible assets (GAAP)		4,947	4,953	4,949	4,933	4,940
Average deferred tax liability related to intangibles (GAAP)		(92)	(93)	(93)	(94)	(94)
Average preferred stock (GAAP)		1,310	1,310	1,310	1,154	820
Average tangible common shareholders' equity (non-GAAP)	B	$10,295	$10,394	$10,455	$9,934	$9,526
Return on average tangible common shareholders' equity (non-GAAP)*	A/B	5.43%	13.95%	14.62%	15.11%	16.09%
___
*Annualized

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Components:
Beginning allowance for loan losses (ALL)	$869	$869	$853	$853	$840
Cumulative change in accounting guidance (1)	438	—	—	—	—
Beginning allowance for loan losses (ALL), as adjusted for change in accounting guidance	1,307	869	853	853	840

Loans charged-off:
Commercial and industrial	68	33	36	42	27
Commercial real estate mortgage—owner-occupied	3	3	3	2	3
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	71	37	39	44	30
Commercial investor real estate mortgage	—	1	—	—	—
Commercial investor real estate construction	—	—	—	—	—
Total investor real estate	—	1	—	—	—
Residential first mortgage	1	—	1	2	1
Home equity—lines of credit	4	8	5	3	5
Home equity—closed-end	1	1	1	2	1
Indirect—vehicles	6	6	7	6	9
Indirect—other consumer	23	23	19	18	17
Consumer credit card	16	16	17	17	17
Other consumer	22	22	25	21	22
Total consumer	73	76	75	69	72
Total	144	114	114	113	102

Recoveries of loans previously charged-off:
Commercial and industrial	5	5	7	6	6
Commercial real estate mortgage—owner-occupied	2	—	2	—	3
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	7	5	9	6	9
Commercial investor real estate mortgage	1	2	—	—	1
Commercial investor real estate construction	—	—	—	1	—
Total investor real estate	1	2	—	1	1
Residential first mortgage	1	—	1	1	1
Home equity—lines of credit	3	3	3	3	3
Home equity—closed-end	1	1	1	1	1
Indirect—vehicles	2	3	2	3	4
Indirect—other consumer	—	—	—	—	—
Consumer credit card	2	2	3	2	2
Other consumer	4	2	3	4	3
Total consumer	13	11	13	14	14
Total	21	18	22	21	24

Net loans charged-off:
Commercial and industrial	63	28	29	36	21
Commercial real estate mortgage—owner-occupied	1	3	1	2	—
Commercial real estate construction—owner-occupied	—	1	—	—	—
Total commercial	64	32	30	38	21
Commercial investor real estate mortgage	(1)	(1)	—	—	(1)
Commercial investor real estate construction	—	—	—	(1)	—
Total investor real estate	(1)	(1)	—	(1)	(1)
Residential first mortgage	—	—	—	1	—
Home equity—lines of credit	1	5	2	—	2
Home equity—closed-end	—	—	—	1	—
Indirect—vehicles	4	3	5	3	5
Indirect—other consumer	23	23	19	18	17
Consumer credit card	14	14	14	15	15
Other consumer	18	20	22	17	19
Total consumer	60	65	62	55	58
Total	$123	$96	$92	$92	$78
Provision for loan losses	$376	$96	$108	$92	$91
Ending allowance for loan losses (ALL)	$1,560	$869	$869	$853	$853
Beginning reserve for unfunded credit commitments	45	48	50	50	51
Cumulative change in accounting guidance (1)	63	—	—	—	—
Beginning reserve for unfunded credit commitments, as adjusted for change in accounting guidance	108	48	50	50	51
Provision (credit) for unfunded credit losses	(3)	(3)	(2)	—	(1)
Ending reserve for unfunded commitments	105	45	48	50	50
Allowance for credit losses (ACL) at period end	1,665	914	917	903	903

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.63%	0.28%	0.29%	0.36%	0.21%
Commercial real estate mortgage—owner-occupied	0.07%	0.19%	0.07%	0.11%	0.05%
Total commercial	0.56%	0.27%	0.26%	0.33%	0.18%
Commercial investor real estate mortgage	(0.06)%	(0.03)%	(0.03)%	(0.03)%	(0.07)%
Commercial investor real estate construction	(0.01)%	—%	(0.02)%	(0.15)%	—%
Total investor real estate	(0.05)%	(0.02)%	(0.03)%	(0.06)%	(0.05)%
Residential first mortgage	—%	0.01%	0.01%	—%	0.02%
Home equity—lines of credit	0.10%	0.31%	0.13%	0.04%	0.12%
Home equity—closed-end	(0.02)%	—%	0.05%	0.04%	0.09%
Indirect—vehicles	0.94%	0.76%	0.74%	0.53%	0.69%
Indirect—other consumer	2.83%	3.00%	2.83%	2.66%	2.79%
Consumer credit card	4.16%	4.18%	4.31%	4.62%	4.66%
Other consumer	5.73%	6.56%	6.85%	5.90%	6.13%
Total consumer	0.79%	0.85%	0.81%	0.71%	0.75%
Total	0.59%	0.46%	0.44%	0.44%	0.38%
Non-accrual loans, excluding loans held for sale	$638	$507	$462	$533	$523
Non-performing loans held for sale	3	13	8	11	13
Non-accrual loans, including loans held for sale	641	520	470	544	536
Foreclosed properties	54	53	59	55	53
Non-marketable investments received in foreclosure	—	5	5	5	8
Non-performing assets (NPAs)	$695	$578	$534	$604	$597
Loans past due > 90 days (2)	$209	$224	$149	$144	$147
Credit Ratios:
ACL/Loans, net	1.89%	1.10%	1.11%	1.08%	1.07%
ALL/Loans, net	1.77%	1.05%	1.05%	1.02%	1.01%
Allowance for credit losses to non-performing loans, excluding loans held for sale	261%	180%	198%	169%	173%
Allowance for loan losses to non-performing loans, excluding loans held for sale	244%	171%	188%	160%	163%
Non-accrual loans, excluding loans held for sale/Loans, net	0.72%	0.61%	0.56%	0.64%	0.62%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale	0.79%	0.70%	0.65%	0.72%	0.71%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, non-marketable investments and non-performing loans held for sale (2)	0.96%	0.89%	0.82%	0.89%	0.88%

(1)
Regions adopted the CECL accounting guidance on January 1, 2020 and recorded the cumulative effect of the change in accounting guidance as a reduction to retained earnings and an increase to deferred tax assets.

(2)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	3/31/2020		12/31/2019		9/30/2019		6/30/2019		3/31/2019
Commercial and industrial	$496	1.09%	$347	0.87%	$292	0.73%	$347	0.86%	$336	0.82%
Commercial real estate mortgage—owner-occupied	58	1.05%	73	1.31%	68	1.23%	68	1.26%	67	1.22%
Commercial real estate construction—owner-occupied	11	3.49%	11	3.47%	15	4.10%	15	3.62%	14	3.26%
Total commercial	565	1.10%	431	0.94%	375	0.81%	430	0.93%	417	0.89%
Commercial investor real estate mortgage	1	0.03%	2	0.03%	9	0.19%	8	0.15%	8	0.16%
Total investor real estate	1	0.02%	2	0.03%	9	0.14%	8	0.12%	8	0.12%
Residential first mortgage	27	0.18%	27	0.19%	29	0.20%	34	0.24%	34	0.24%
Home equity—lines of credit	40	0.77%	41	0.78%	43	0.79%	52	0.93%	53	0.93%
Home equity—closed-end	5	0.17%	6	0.19%	6	0.21%	9	0.28%	11	0.32%
Total consumer	72	0.24%	74	0.24%	78	0.26%	95	0.31%	98	0.32%
Total non-accrual loans	$638	0.72%	$507	0.61%	$462	0.56%	$533	0.64%	$523	0.62%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	3/31/2020		12/31/2019		9/30/2019		6/30/2019		3/31/2019
Commercial and industrial	$58	0.13%	$51	0.13%	$50	0.12%	$74	0.18%	$35	0.08%
Commercial real estate mortgage—owner-occupied	12	0.22%	14	0.26%	31	0.56%	33	0.61%	12	0.22%
Commercial real estate construction—owner-occupied	—	0.01%	2	0.65%	—	—%	2	0.52%	—	—%
Total commercial	70	0.14%	67	0.15%	81	0.18%	109	0.24%	47	0.10%
Commercial investor real estate mortgage	2	0.04%	2	0.03%	2	0.03%	1	0.01%	1	0.01%
Commercial investor real estate construction	—	0.01%	—	—%	—	—%	—	—%	1	0.03%
Total investor real estate	2	0.03%	2	0.02%	2	0.02%	1	0.01%	2	0.02%
Residential first mortgage—non-guaranteed (1)	88	0.62%	88	0.63%	91	0.65%	88	0.63%	88	0.64%
Home equity—lines of credit	43	0.83%	42	0.79%	53	0.98%	53	0.95%	50	0.89%
Home equity—closed-end	16	0.53%	18	0.60%	19	0.60%	18	0.56%	18	0.55%
Indirect—vehicles	33	2.15%	41	2.26%	40	1.91%	42	1.74%	43	1.55%
Indirect—other consumer	24	0.75%	25	0.77%	22	0.78%	20	0.72%	20	0.80%
Consumer credit card	18	1.37%	19	1.38%	18	1.37%	17	1.32%	19	1.48%
Other consumer	16	1.34%	18	1.43%	20	1.63%	21	1.71%	20	1.67%
Total consumer (1)	238	0.81%	251	0.83%	263	0.88%	259	0.85%	258	0.85%
Total accruing 30-89 days past due loans (1)	$310	0.35%	$320	0.39%	$346	0.42%	$369	0.44%	$307	0.37%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	3/31/2020		12/31/2019		9/30/2019		6/30/2019		3/31/2019
Commercial and industrial	$9	0.02%	$11	0.03%	$10	0.02%	$11	0.03%	$11	0.03%
Commercial real estate mortgage—owner-occupied	1	0.01%	1	0.01%	2	0.03%	—	—%	1	0.01%
Total commercial	10	0.02%	12	0.03%	12	0.03%	11	0.02%	12	0.02%
Residential first mortgage—non-guaranteed (2)	69	0.49%	70	0.50%	62	0.44%	61	0.44%	66	0.48%
Home equity—lines of credit	26	0.50%	32	0.60%	32	0.58%	31	0.55%	27	0.46%
Home equity—closed-end	11	0.36%	10	0.31%	9	0.30%	9	0.28%	10	0.31%
Indirect—vehicles	6	0.38%	7	0.40%	7	0.34%	6	0.26%	7	0.26%
Indirect—other consumer	4	0.12%	3	0.10%	3	0.12%	2	0.07%	1	0.03%
Consumer credit card	19	1.49%	19	1.38%	19	1.43%	20	1.47%	20	1.59%
Other consumer	5	0.44%	5	0.42%	5	0.38%	4	0.35%	4	0.36%
Total consumer (2)	140	0.47%	146	0.49%	137	0.46%	133	0.44%	135	0.44%
Total accruing 90+ days past due loans (2)	$150	0.17%	$158	0.19%	$149	0.18%	$144	0.17%	$147	0.18%

Total delinquencies (1) (2)	$460	0.52%	$478	0.58%	$495	0.60%	$513	0.62%	$454	0.54%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $37 million at 3/31/2020, $42 million at 12/31/2019, $37 million at 9/30/2019, $35 million at 06/30/2019, and $32 million at 3/31/2019.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $59 million at 3/31/2020, $66 million at 12/31/2019, 9/30/2019 and 06/30/2019, and $76 million at 3/31/2019.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Current:
Commercial	$51	$105	$93	$97	$103
Investor real estate	14	32	30	15	14
Residential first mortgage	156	152	156	153	147
Home equity—lines of credit	38	40	42	43	45
Home equity—closed-end	92	103	110	117	125
Consumer credit card	1	1	1	1	1
Other consumer	3	4	4	4	5
Total current	355	437	436	430	440
Accruing 30-89 DPD:
Commercial	5	1	6	4	3
Residential first mortgage	25	25	26	26	26
Home equity—lines of credit	2	2	2	1	1
Home equity—closed-end	6	6	7	7	9
Other consumer	1	—	1	1	—
Total accruing 30-89 DPD	39	34	42	39	39
Total accruing and <90 DPD	394	471	478	469	479
Non-accrual or 90+ DPD:
Commercial	159	139	130	182	220
Investor real estate	1	1	5	5	5
Residential first mortgage	37	40	35	33	37
Home equity—lines of credit	2	2	2	4	4
Home equity—closed-end	6	6	7	10	11
Total non-accrual or 90+DPD	205	188	179	234	277
Total TDRs - Loans	$599	$659	$657	$703	$756
TDRs - Held For Sale	—	1	4	7	8
Total TDRs	$599	$660	$661	$710	$764

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Total commercial TDRs	$215	$245	$229	$283	$326
Total investor real estate TDRs	15	33	35	20	19
Total consumer TDRs	369	381	393	400	411
Total TDRs - Loans	$599	$659	$657	$703	$756

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Assets:
Cash and due from banks	$2,101	$1,598	$1,966	$2,026	$1,666
Interest-bearing deposits in other banks	3,154	2,516	3,101	2,462	2,141
Debt securities held to maturity	1,296	1,332	1,375	1,415	1,451
Debt securities available for sale	23,775	22,606	22,986	22,699	23,786
Loans held for sale	566	637	548	508	318
Loans, net of unearned income	88,098	82,963	82,786	83,553	84,430
Allowance for loan losses	(1,560)	(869)	(869)	(853)	(853)
Net loans	86,538	82,094	81,917	82,700	83,577
Other earning assets	1,722	1,518	1,760	1,646	1,617
Premises and equipment, net	1,935	1,960	1,944	1,950	2,026
Interest receivable	349	362	377	389	388
Goodwill	4,845	4,845	4,845	4,829	4,829
Residential mortgage servicing rights at fair value (MSRs)	254	345	307	337	386
Other identifiable intangible assets, net	98	105	111	101	108
Other assets	6,909	6,322	6,910	6,456	6,509
Total assets	$133,542	$126,240	$128,147	$127,518	$128,802
Liabilities and Equity:
Deposits:
Non-interest-bearing	$37,133	$34,113	$34,360	$34,678	$34,775
Interest-bearing	62,897	63,362	59,945	60,293	60,945
Total deposits	100,030	97,475	94,305	94,971	95,720
Borrowed funds:
Short-term borrowings	3,150	2,050	5,401	4,250	1,600
Long-term borrowings	10,105	7,879	9,128	9,213	12,957
Total borrowed funds	13,255	9,929	14,529	13,463	14,557
Other liabilities	2,925	2,541	2,732	2,476	3,002
Total liabilities	116,210	109,945	111,566	110,910	113,279
Equity:
Preferred stock, non-cumulative perpetual	1,310	1,310	1,310	1,310	820
Common stock	10	10	10	11	11
Additional paid-in capital	12,695	12,685	12,803	13,380	13,584
Retained earnings	3,364	3,751	3,534	3,299	3,066
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	1,324	(90)	295	(21)	(598)
Total shareholders’ equity	17,332	16,295	16,581	16,608	15,512
Noncontrolling interest	—	—	—	—	11
Total equity	17,332	16,295	16,581	16,608	15,523
Total liabilities and equity	$133,542	$126,240	$128,147	$127,518	$128,802

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

End of Period Loans

	As of
						3/31/2020		3/31/2020
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	vs. 12/31/2019		vs. 3/31/2019
Commercial and industrial	$45,388	$39,971	$40,179	$40,438	$40,985	$5,417	13.6%	$4,403	10.7%
Commercial real estate mortgage—owner-occupied	5,550	5,537	5,532	5,455	5,522	13	0.2%	28	0.5%
Commercial real estate construction—owner-occupied	309	331	365	415	434	(22)	(6.6)%	(125)	(28.8)%
Total commercial	51,247	45,839	46,076	46,308	46,941	5,408	11.8%	4,306	9.2%
Commercial investor real estate mortgage	5,079	4,936	4,769	4,795	4,715	143	2.9%	364	7.7%
Commercial investor real estate construction	1,784	1,621	1,475	1,658	1,871	163	10.1%	(87)	(4.6)%
Total investor real estate	6,863	6,557	6,244	6,453	6,586	306	4.7%	277	4.2%
Total business	58,110	52,396	52,320	52,761	53,527	5,714	10.9%	4,583	8.6%
Residential first mortgage (1)	14,535	14,485	14,397	14,253	14,113	50	0.3%	422	3.0%
Home equity—lines of credit (2)	5,201	5,300	5,430	5,561	5,705	(99)	(1.9)%	(504)	(8.8)%
Home equity—closed-end (3)	3,000	3,084	3,167	3,241	3,309	(84)	(2.7)%	(309)	(9.3)%
Indirect—vehicles	1,557	1,812	2,095	2,415	2,759	(255)	(14.1)%	(1,202)	(43.6)%
Indirect—other consumer	3,202	3,249	2,821	2,796	2,547	(47)	(1.4)%	655	25.7%
Consumer credit card	1,303	1,387	1,322	1,303	1,274	(84)	(6.1)%	29	2.3%
Other consumer	1,190	1,250	1,234	1,223	1,196	(60)	(4.8)%	(6)	(0.5)%
Total consumer	29,988	30,567	30,466	30,792	30,903	(579)	(1.9)%	(915)	(3.0)%
Total Loans	$88,098	$82,963	$82,786	$83,553	$84,430	$5,135	6.2%	$3,668	4.3%
_______

(1)	Regions sold $167 million of affordable housing residential mortgage loans during the first quarter of 2019.

(2)	The balance of Regions' home equity lines of credit consists of $2,755 million of first lien and $2,446 million of second lien at 3/31/2020.

(3)	The balance of Regions' closed-end home equity loans consists of $2,720 million of first lien and $280 million of second lien at 3/31/2020.

	As of
End of Period Loans by Percentage	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Commercial and industrial	51.5%	48.2%	48.5%	48.4%	48.6%
Commercial real estate mortgage—owner-occupied	6.3%	6.7%	6.7%	6.5%	6.5%
Commercial real estate construction—owner-occupied	0.4%	0.4%	0.4%	0.5%	0.5%
Total commercial	58.2%	55.3%	55.6%	55.4%	55.6%
Commercial investor real estate mortgage	5.8%	5.9%	5.8%	5.7%	5.6%
Commercial investor real estate construction	2.0%	2.0%	1.8%	2.0%	2.2%
Total investor real estate	7.8%	7.9%	7.6%	7.7%	7.8%
Total business	66.0%	63.2%	63.2%	63.1%	63.4%
Residential first mortgage	16.5%	17.5%	17.4%	17.0%	16.7%
Home equity—lines of credit	5.9%	6.4%	6.6%	6.7%	6.8%
Home equity—closed-end	3.4%	3.7%	3.8%	3.9%	3.9%
Indirect—vehicles	1.8%	2.2%	2.5%	2.9%	3.3%
Indirect—other consumer	3.6%	3.9%	3.4%	3.3%	3.0%
Consumer credit card	1.5%	1.7%	1.6%	1.6%	1.5%
Other consumer	1.3%	1.4%	1.5%	1.5%	1.4%
Total consumer	34.0%	36.8%	36.8%	36.9%	36.6%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

Adjusted End of Period Loans (non-GAAP)
Regions believes adjusting total end of period loans for the impact of the indirect vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	As of
						3/31/2020		3/31/2020
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	vs. 12/31/2019		vs. 3/31/2019
Total consumer loans	$29,988	$30,567	$30,466	$30,792	$30,903	$(579)	(1.9)%	$(915)	(3.0)%
Less: Indirect—vehicles	1,557	1,812	2,095	2,415	2,759	(255)	(14.1)%	(1,202)	(43.6)%
Adjusted total consumer loans (non-GAAP)	$28,431	$28,755	$28,371	$28,377	$28,144	$(324)	(1.1)%	$287	1.0%
Total loans	$88,098	$82,963	$82,786	$83,553	$84,430	$5,135	6.2%	$3,668	4.3%
Less: Indirect—vehicles	1,557	1,812	2,095	2,415	2,759	(255)	(14.1)%	(1,202)	(43.6)%
Adjusted total loans (non-GAAP)	$86,541	$81,151	$80,691	$81,138	$81,671	$5,390	6.6%	$4,870	6.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q20	4Q19	3Q19	2Q19	1Q19	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Commercial and industrial	$40,519	$39,743	$40,200	$40,707	$39,999	$776	2.0%	$520	1.3%
Commercial real estate mortgage—owner-occupied	5,509	5,489	5,481	5,448	5,560	20	0.4%	(51)	(0.9)%
Commercial real estate construction—owner-occupied	323	357	390	447	409	(34)	(9.5)%	(86)	(21.0)%
Total commercial	46,351	45,589	46,071	46,602	45,968	762	1.7%	383	0.8%
Commercial investor real estate mortgage	4,975	4,841	4,859	4,699	4,729	134	2.8%	246	5.2%
Commercial investor real estate construction	1,673	1,544	1,529	1,797	1,821	129	8.4%	(148)	(8.1)%
Total investor real estate	6,648	6,385	6,388	6,496	6,550	263	4.1%	98	1.5%
Total business	52,999	51,974	52,459	53,098	52,518	1,025	2.0%	481	0.9%
Residential first mortgage	14,469	14,416	14,298	14,150	14,203	53	0.4%	266	1.9%
Home equity—lines of credit	5,237	5,357	5,482	5,637	5,792	(120)	(2.2)%	(555)	(9.6)%
Home equity—closed-end	3,038	3,121	3,201	3,273	3,343	(83)	(2.7)%	(305)	(9.1)%
Indirect—vehicles	1,679	1,948	2,247	2,578	2,924	(269)	(13.8)%	(1,245)	(42.6)%
Indirect—other consumer	3,263	3,005	2,750	2,662	2,429	258	8.6%	834	34.3%
Consumer credit card	1,348	1,337	1,310	1,286	1,304	11	0.8%	44	3.4%
Other consumer	1,216	1,234	1,239	1,221	1,212	(18)	(1.5)%	4	0.3%
Total consumer	30,250	30,418	30,527	30,807	31,207	(168)	(0.6)%	(957)	(3.1)%
Total loans	$83,249	$82,392	$82,986	$83,905	$83,725	$857	1.0%	$(476)	(0.6)%

Adjusted Average Balances of Loans (non-GAAP)
Regions believes adjusting total average loans for the impact of the indirect vehicles exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

	Average Balances
($ amounts in millions)	1Q20	4Q19	3Q19	2Q19	1Q19	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Total consumer loans	$30,250	$30,418	$30,527	$30,807	$31,207	$(168)	(0.6)%	$(957)	(3.1)%
Less: Indirect—vehicles	1,679	1,948	2,247	2,578	2,924	(269)	(13.8)%	(1,245)	(42.6)%
Adjusted total consumer loans (non-GAAP)	$28,571	$28,470	$28,280	$28,229	$28,283	$101	0.4%	$288	1.0%
Total loans	$83,249	$82,392	$82,986	$83,905	$83,725	$857	1.0%	$(476)	(0.6)%
Less: Indirect—vehicles	1,679	1,948	2,247	2,578	2,924	(269)	(13.8)%	(1,245)	(42.6)%
Adjusted total loans (non-GAAP)	$81,570	$80,444	$80,739	$81,327	$80,801	$1,126	1.4%	$769	1.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

End of Period Deposits

	As of
						3/31/2020		3/31/2020
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	vs. 12/31/2019		vs. 3/31/2019
Interest-free deposits	$37,133	$34,113	$34,360	$34,678	$34,775	$3,020	8.9%	$2,358	6.8%
Interest-bearing checking	19,992	20,046	18,107	18,625	19,724	(54)	(0.3)%	268	1.4%
Savings	9,199	8,640	8,588	8,659	9,031	559	6.5%	168	1.9%
Money market—domestic	26,328	25,326	25,329	24,729	23,806	1,002	4.0%	2,522	10.6%
Low-cost deposits	92,652	88,125	86,384	86,691	87,336	4,527	5.1%	5,316	6.1%
Time deposits	7,122	7,442	7,639	7,731	7,704	(320)	(4.3)%	(582)	(7.6)%
Total Customer Deposits	99,774	95,567	94,023	94,422	95,040	4,207	4.4%	4,734	5.0%
Corporate treasury time deposits	256	108	282	549	680	148	137.0%	(424)	(62.4)%
Corporate treasury other deposits	$—	1,800	—	—	—	(1,800)	(100.0)%	—	NM
Total Deposits	$100,030	$97,475	$94,305	$94,971	$95,720	$2,555	2.6%	$4,310	4.5%

	As of
						3/31/2020		3/31/2020
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	vs. 12/31/2019		vs. 3/31/2019
Consumer Bank Segment	$61,238	$59,438	$59,422	$59,775	$59,880	$1,800	3.0%	$1,358	2.3%
Corporate Bank Segment	29,862	27,626	26,312	26,386	26,741	2,236	8.1%	3,121	11.7%
Wealth Management Segment	8,372	8,162	7,905	7,919	7,994	210	2.6%	378	4.7%
Other (1)	558	2,249	666	891	1,105	(1,691)	(75.2)%	(547)	(49.5)%
Total Deposits	$100,030	$97,475	$94,305	$94,971	$95,720	$2,555	2.6%	$4,310	4.5%

	As of
						3/31/2020		3/31/2020
($ amounts in millions)	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	vs. 12/31/2019		vs. 3/31/2019
Wealth Management - Private Wealth	$7,168	$7,180	$6,913	$6,965	$7,089	$(12)	(0.2)%	$79	1.1%
Wealth Management - Institutional Services	1,204	982	992	954	905	222	22.6%	299	33.0%
Total Wealth Management Segment Deposits	$8,372	$8,162	$7,905	$7,919	$7,994	$210	2.6%	$378	4.7%

					As of
End of Period Deposits by Percentage					3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Interest-free deposits					37.1%	35.0%	36.4%	36.5%	36.3%
Interest-bearing checking					20.0%	20.6%	19.2%	19.6%	20.6%
Savings					9.2%	8.9%	9.1%	9.1%	9.4%
Money market—domestic					26.3%	26.0%	26.9%	26.0%	24.9%
Low-cost deposits					92.6%	90.5%	91.6%	91.2%	91.2%
Time deposits					7.1%	7.6%	8.1%	8.2%	8.1%
Total Customer Deposits					99.7%	98.1%	99.7%	99.4%	99.3%
Corporate treasury time deposits					0.3%	0.1%	0.3%	0.6%	0.7%
Corporate treasury other deposits					—%	1.8%	—%	—%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Average Balances of Deposits

	Average Balances
($ amounts in millions)	1Q20	4Q19	3Q19	2Q19	1Q19	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Interest-free deposits	$34,205	$34,098	$33,599	$33,883	$33,896	$107	0.3%	$309	0.9%
Interest-bearing checking	19,273	18,668	18,257	18,869	19,309	605	3.2%	(36)	(0.2)%
Savings	8,822	8,616	8,607	8,806	8,852	206	2.4%	(30)	(0.3)%
Money market—domestic	25,151	25,289	24,904	24,350	23,989	(138)	(0.5)%	1,162	4.8%
Low-cost deposits	87,451	86,671	85,367	85,908	86,046	780	0.9%	1,405	1.6%
Time deposits	7,302	7,543	7,712	7,800	7,471	(241)	(3.2)%	(169)	(2.3)%
Total Customer Deposits	94,753	94,214	93,079	93,708	93,517	539	0.6%	1,236	1.3%
Corporate treasury time deposits	280	189	436	657	496	91	48.1%	(216)	(43.5)%
Corporate treasury other deposits	639	109	541	553	157	530	486.2%	482	307.0%
Total Deposits	$95,672	$94,512	$94,056	$94,918	$94,170	$1,160	1.2%	1,502	1.6%

	Average Balances
($ amounts in millions)	1Q20	4Q19	3Q19	2Q19	1Q19	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Consumer Bank Segment	$59,711	$59,359	$59,217	$59,277	$57,952	$352	0.6%	$1,759	3.0%
Corporate Bank Segment	26,618	26,627	25,690	26,154	26,904	(9)	—%	(286)	(1.1)%
Wealth Management Segment	8,073	7,891	7,843	7,924	7,948	182	2.3%	125	1.6%
Other (1)	1,270	635	1,306	1,563	1,366	635	100.0%	(96)	(7.0)%
Total Deposits	$95,672	$94,512	$94,056	$94,918	$94,170	$1,160	1.2%	$1,502	1.6%

	Average Balances
($ amounts in millions)	1Q20	4Q19	3Q19	2Q19	1Q19	1Q20 vs. 4Q19		1Q20 vs. 1Q19
Wealth Management - Private Wealth	$7,062	$7,040	$6,984	$7,033	$7,111	$22	0.3%	$(49)	(0.7)%
Wealth Management - Institutional Services	1,011	851	859	891	837	160	18.8%	174	20.8%
Total Wealth Management Segment Deposits	$8,073	$7,891	$7,843	$7,924	$7,948	$182	2.3%	$125	1.6%

(1)	Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits).

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios
The following tables provide the calculation of the end of period “tangible common shareholders’ equity” and "tangible common book value per share" ratios, and a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Tangible Common Ratios
Shareholders’ equity (GAAP)		$17,332	$16,295	$16,581	$16,608	$15,512
Less:
Preferred stock (GAAP)		1,310	1,310	1,310	1,310	820
Intangible assets (GAAP)		4,943	4,950	4,956	4,930	4,937
Deferred tax liability related to intangibles (GAAP)		(92)	(92)	(93)	(94)	(94)
Tangible common shareholders’ equity (non-GAAP)	A	$11,171	$10,127	$10,408	$10,462	$9,849
Total assets (GAAP)		$133,542	$126,240	$128,147	$127,518	$128,802
Less:
Intangible assets (GAAP)		4,943	4,950	4,956	4,930	4,937
Deferred tax liability related to intangibles (GAAP)		(92)	(92)	(93)	(94)	(94)
Tangible assets (non-GAAP)	B	$128,691	$121,382	$123,284	$122,682	$123,959
Shares outstanding—end of quarter	C	957	957	964	1,004	1,013
Tangible common shareholders’ equity to tangible assets (non-GAAP)	A/B	8.68%	8.34%	8.44%	8.53%	7.95%
Tangible common book value per share (non-GAAP)	A/C	$11.67	$10.58	$10.79	$10.42	$9.72

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement, including statements regarding the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in unemployment rates, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

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Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•	The impact of pandemics, including the COVID-19 pandemic, on our businesses and financial results and conditions.

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Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors.

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The effect of changes in tax laws, including the effect of any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.

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Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

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Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are.

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Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

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Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to shareholders and market perceptions of us.

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Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.

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Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

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The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The risks and uncertainties related to our acquisition or divestiture of businesses.

•	The success of our marketing efforts in attracting and retaining customers.

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Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2020 Earnings Release

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Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively.

•	Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms.

•	The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

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The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage (specifically in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.

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Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

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Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.

•	Our ability to achieve our expense management initiatives.

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Possible cessation or market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, derivative products, debt obligations, deposits, investments, and loans.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

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The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to shareholders.

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Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.

•	Other risks identified from time to time in reports that we file with the SEC.

•	Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC.
Further, statements about the potential effects of the COVID-19 pandemic on our businesses and financial results and conditions may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties and us.
The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.